Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated July 3 , 2008, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of America’s Car-Mart, Inc. on Form 10-K for the year ended April 30, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of America’s Car-Mart, Inc. on Forms S-8 (File Nos. 33-59519, 33-59527, 33-41960, 33-22590, 33-71090, 333-38475, 333-147915, 333-139270, 333-139269, 333-129727).

/s/ Grant Thornton, LLP

Tulsa, OK

July 3, 2008

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